EXHIBIT 10.1

CONFIDENTIAL

Share Transfer Agreement

Whereas Skkynet Cloud Systems, Inc. (SKKY:OTCQB), a public reporting company established under the laws of the United States of America (hereinafter referred to as “Transferee”) wants to utilize the technology and know-how of Nic Corporation, established under the laws of Japan (hereinafter referred to as “Target Company”) in manufacturing Transferee’s own products,

Whereas Mr. Akira Iwata, Mrs. Takako Nishikawa and Mr. Mitsuharu Sekiguchi (hereinafter collectively referred to as “Transferor”) want to transfer their shares of Target Company to a third party company which has enough management vitality to ensure Target Company’s management stability and growth,

Therefore, Transferor and Transferee, in consideration herein, agree as follows:

Article 1 (Share Transfer)

1. Both parties confirm that Transferor has a total of 200 outstanding shares of Target Company and Mr. Iwata has 90 shares, Mrs. Nishikawa has 90 shares and Mr. Sekiguchi has 20 shares.

2. Transferor shall transfer all of its shares (hereinafter referred to as “Shares”) to Transferee for US$110,000.00 and 50,000 common shares of Transferee (SKKY:OTCQB) bearing a restricted legend in compliance with SEC Regulations. For clarity, this equates to US$550.00 and 250 common shares of Transferee (SKKY:OTCQB) per share of Target Company.

Article 2 (Representation and Warranty by Transferor)

Transferor represents and warrants to Transferee following matters:

1. The transfer of Shares shall be authorized by the shareholders’ meeting and a copy of the minutes of the meeting shall be given to Transferee. Also, the shareholders’ meetings of Target Company shall be legally held and the decisions shall be valid.

2. The number of the outstanding shares of Target Company is 200 and all of them were legally and validly issued.

3. Transferor has the complete ownership of Shares and there is no security right or other liability on Shares. Also, all the certificates of Shares given by Transferor to Transferee shall be legally and validly issued.

4. The financial statements of Target Company were made according to generally accepted accounting principles and they reflect correctly the financial situations and operating results. After the record date of the last financial statements, Target Company has been conducting business activities in the same manner as before and there is no material bad influence on the Target Company’s financial situations.

5. Target Company has no undisclosed debt.

Skkynet Cloud Systems	2233 Argentia Road	Suite 306	Mississauga	ON	L5N 2X7	1.888.628.2028	skkynet.com

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6. Target Company has complete ownership of the assets recorded in the balance sheet and there is no security right or other liability on those assets.

7. Target Company is not facing a lawsuit, provisional attachment or temporary injunction, or any other claim by a third party. Also, there is no possibility for Target Company to face such procedures.

8. The intellectual property right owned by Target Company doesn’t infringe upon third party’s intellectual property.

9. Any contracts between Target Company and third parties don’t put the non-competition liability on Target Company or have cancellation clauses due to transfer of shares.

10. There is no legal dispute between labor and management in Target Company. Also, there is no trouble between them which may escalate into legal dispute.

11. Target company complies with any laws and regulations applied to its business activities. Also, Target Company has no relation with antisocial forces.

12. Transferor disclosed to Transferee all material information about transfer of Shares. Also, all the information disclosed by Transferor is true and accurate.

Article 3 (Representation and Warranty by Transferee)

Transferee represents and warrants to Transferor following matters;

1. Transferee was established legally.

2. Transferee was legally given the right necessary to enter into this agreement.

Article 4 (Covenants)

Transferor shall make the covenants to Transferee on following matters:

1. Transferor shall conduct business activities in the same manner as before after the execution of this agreement until the closing date described in Article 5 and cause no material bad influence on the Target Company’s financial situations.

2. Transferor shall fulfill the conditions for closing described in Article 6 by the closing date.

3. Transferor shall not, for 2 years after the closing date in Osaka city, conduct businesses similar to those of Target Company or become employee or officer of companies conducting businesses similar to Target Company.

4. Transferor shall not, without prior consent by Transferee, disclose confidential information of Target Company to a third party.

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Article 5 (Closing)

1. Transferee shall pay to Transferor the amount of money described in Article 1 on November 1, 2014 (hereinafter referred to as “Closing Date”) as transfer fee in exchange of delivering the certificates of Shares. Common shares of SKKY (OTCQB) bearing a restricted legend in compliance with SEC Regulations shall be approved by resolution of Transferee’s Board of Directors, and electronically issued and registered with the Transfer Agent of record (Island Stock Transfer, Roosevelt Office Center, 15500 Roosevelt Boulevard, Suite 301, Clearwater, FL 33706), and proof of said registration effective November 1, 2014 shall be provided to Transferor within 15 business days.

2. Transferor shall deliver the certificates of Shares to Transferee in exchange of receiving the transfer fee described in the previous section.

Article 6 (Conditions for Closing)

The closing described in the previous Article shall occur on the following conditions:

1. The representations and warranties described in Article 2 are accurate on both the execution date of this agreement and Closing Date.

2. The covenants described in Article 4 are fulfilled.

Article 7 (Replacement of Directors)

All the directors of Target Company shall resign at the shareholders’ meeting of Target Company held for the first time after Closing Date, and Transferee shall appoint new directors.

Article 8 (Indemnification)

1. If Transferor violates the representation and warranty described in Article 2, Transferor shall be responsible for compensating the damages, including reasonable attorney’s fee, incurred by Transferee due to the violation.

2. If Transferee faces the claim by a third party due to the violation of the representation and warranty described in Article 2 on the part of Transferor, Transferor shall indemnify Transferee against such claim and give no burden on Transferee for it. In this case, if Transferee suffers any damages or costs, including reasonable attorney’s fee, Transferor shall be responsible for compensating such damages or costs.

Article 9 (Miscellaneous)

1. This agreement consists of entire agreement by both parties on the matters covered herein, and prevails against any type of agreement, understanding or undertaking on those matters written or oral.

2. This agreement can be amended only by a written document signed by authorized persons of both parties.

3. The applicable law of this agreement is the law of Japan.

4. Any dispute arising out of this agreement shall be resolved through the arbitration by Japan Commercial Arbitration Association.

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IN WITNESS WHEREOF, the parties hereto have executed this agreement in duplicate by placing their signatures and seals hereon, and each party shall keep one of the originals.

November 1, 2014

Transferor (Representative of above 3 and self)
Takeda Bldg, 2-1-2 Minamikubodera-cho, chuo-ku, Osaka

By:	/s/ Akira Iwata
Akira Iwata

Transferee:
2233 Argentia Road, Suite 306, Mississauga, ON L5N 2X7
Skkynet Cloud Systems, Inc.

By:	/s/ Paul E. Thomas
Paul E. Thomas, President

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